EXHIBIT 99

Carrier Announces Close of $4.95B Sale of its Global Access Solutions Business

•	Advances Carrier’s transformation into a focused global leader in intelligent climate and energy solutions
•	Net proceeds of $4B expected to be used to pay down debt and help reduce net leverage to approximately 2x EBITDA
•	Positions Carrier to resume share repurchases in 2024

PALM BEACH GARDENS, Fla, June 3, 2024 – Carrier Global Corporation (NYSE: CARR), global leader in intelligent climate and energy solutions, today announced it has completed the sale of its security business, Global Access Solutions, to Honeywell (NASDAQ: HON) for an enterprise value of $4.95 billion.

“Today marks the first completed sale as part of Carrier’s portfolio transformation,” said Carrier Chairman & CEO David Gitlin. “Earlier this year we closed on our Viessmann Climate Solutions acquisition, which will be transformational for Carrier and the industry. We have agreements in place to sell the global Commercial Refrigeration and Industrial Fire businesses, both of which we plan to close in the third quarter. We have also initiated the sale process of our Commercial and Residential Fire businesses. Through these transactions, Carrier will transform into a more focused, higher-growth company ready to address important climate challenges. I want to personally thank the many talented Global Access Solutions employees for their contributions to the business and our customers over the years, and I look forward to watching this business continue to thrive under new ownership.”

Carrier intends to use net proceeds from the sales to pay down debt, expecting to return to ~2x net leverage by the end of 2024. The company also expects to resume share repurchases in 2024.

Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are serving as financial advisor to Carrier. Paul, Weiss, Rifkind, Wharton & Garrison LLP and Linklaters LLP are providing external legal counsel.

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About Carrier

Carrier Global Corporation, global leader in intelligent climate and energy solutions, is committed to creating solutions that matter for people and our planet for generations to come. From the beginning, we've led in inventing new technologies and entirely new industries. Today, we continue to lead because we have a world-class, diverse workforce that puts the customer at the center of everything we do. For more information, visit www.corporate.carrier.com or follow Carrier on social media at @Carrier.

Cautionary Statement

This communication contains statements which, to the extent they are not statements of historical or present fact, constitute "forward-looking statements" under the securities laws. These forward-looking statements are intended to provide management's current expectations or plans for Carrier's future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "believe," "expect," "expectations," "plans," "strategy," "prospects," "estimate," "project," "target," "anticipate," "will," "should," "see," "guidance," "outlook," "confident," "scenario" and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax rates and other measures of financial performance or potential future plans, strategies or transactions of Carrier, our portfolio transformation and the use of the anticipated proceeds thereof, potential future investments, Carrier's plans with respect to its indebtedness and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see Carrier's reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the U.S. Securities and Exchange Commission from time to time. Any forward-looking statement speaks only as of the date on which it is made, and Carrier assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

CARR-IR

Contact:

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Sam Pearlstein

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Sam.Pearlstein@Carrier.com

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Ashley Barrie

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